Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 of Investar Holding Corporation of our report dated March 6, 2014 relating to our audit of the consolidated financial statements of Investar Holding Corporation appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Postlethwaite & Netterville, APAC

Baton Rouge, Louisiana

June 17, 2014